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                                                                                EXHIBIT 11



                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF PER COMMON SHARE EARNINGS
                     (in millions, except per share amounts)



                                                               FOR THE THREE MONTHS ENDED
                                                            -------------------------------
                                                             MARCH 31,            MARCH 26,
                                                                 2000                 1999
                                                             --------             --------

Earnings

Net earnings                                                  $ 1,037               $  609
Preferred stock dividends                                          (9)                 (10)
                                                              -------               ------
Net earnings  applicable to  common stockholders              $ 1,028               $  599
                                                              =======               ======

Weighted-Average Shares Outstanding                             381.6                364.0
                                                              -------               ------

Effect of Dilutive Instruments:
  Employee stock options                                         31.0                 29.8
  FCCAAP shares                                                  14.1                 16.6
  Restricted units                                                5.6                  5.2
  ESPP shares                                                     0.1                  0.1
                                                              -------               ------
  Dilutive potential common shares                               50.8                 51.7
                                                              -------               ------

Total Weighted-Average Diluted Shares                           432.4                415.7
                                                              =======               ======

Basic Earnings Per Share                                      $  2.69               $ 1.65
                                                              =======               ======

Diluted Earnings Per Share                                    $  2.38               $ 1.44
                                                              =======               ======

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Basic  and  diluted  earnings  per share  are  based on  actual  numbers  before rounding.